Exhibit 99.1

Blue Apron Appoints Linda Findley Kozlowski as President and Chief Executive Officer

Brad Dickerson to Resign as President and CEO, Leaving Company Well-Positioned Strategically

Company Reaffirms Guidance of Significant Improvement in Net Loss and Achieving Profitability on an Adjusted EBITDA Basis for First Quarter and Full Year 2019

Company to Host Conference Call to Discuss First Quarter 2019 Earnings on April 30, 2019

NEW YORK, NY—April 2, 2019—Blue Apron Holdings, Inc. (NYSE: APRN) today announced that its Board of Directors has appointed Linda Findley Kozlowski as President, Chief Executive Officer, and a member of the Board of Directors, effective as of April 8, 2019. Kozlowski brings a proven record of success at innovative, consumer-focused companies, having most recently served as Chief Operating Officer of Etsy, Inc. and prior to that as COO of Evernote Corporation. Brad Dickerson, who joined Blue Apron as Chief Financial Officer in February 2016 and was appointed as President, CEO and a member of the Board of Directors in November 2017, has decided to resign in order to pursue new opportunities. Following Kozlowski’s appointment, he will serve as an advisor to the company for a period of time to assist with the transition.

“This is an exciting time to join Blue Apron,” said Kozlowski. “Over the past year, the company has made significant product, platform and operational advancements, and now has the right foundation for growth. I look forward to working closely with the team to focus on the best opportunities to attract and engage consumers and drive the business to new levels of performance.”

Kozlowski is a highly accomplished e-commerce and consumer-focused executive with 25 years of experience across product, sales, marketing, business development and operations. Most recently, she served as COO of Etsy, with responsibility for product, marketing and customer engagement and acquisition. In this position, Kozlowski helped realize a transformation that grew annual marketplace sales to more than $3.9 billion and revenue to over $600 million in fiscal year 2018. Prior to Etsy, Kozlowski served as COO of Evernote, where she oversaw worldwide operations, managed cross-functional teams across seven countries and led the successful launch of the company’s multi-tier pricing strategy to drive accelerated revenue. Before Evernote, she worked for Alibaba.com based out of Hong Kong, most recently as Director of Global Marketing and Customer Experience with responsibilities spanning multiple revenue-generating and customer-facing functions.

“We are incredibly excited to have an executive of Linda’s caliber as Blue Apron’s next CEO,” said Matt Salzberg, Chairman of Blue Apron’s Board of Directors. “Linda’s exceptional leadership and marketing expertise, as well as her understanding of Blue Apron customers as a long-time customer herself, will help her advance the company towards sustainable, profitable growth.”

Robert Goodman, Blue Apron’s lead independent director, added: “We congratulate Linda on her appointment and look forward to working with her to build upon the strong foundation for future growth that is now in place.”

In addition, Ilia Papas, Blue Apron’s co-founder and Chief Technology Officer, will be departing the company to pursue new opportunities. His last day with Blue Apron will be May 3, 2019. The company has a transition plan in place.

“On behalf of the Board, I would like to thank Brad for his leadership, and for the progress the team has achieved in the past year, including in driving operational optimization, realizing meaningful margin expansion, and evolving the company’s product portfolio and channel strategy,” said Salzberg. “I’d also like to thank my co-founder Ilia for all of his contributions over the past 7 years, particularly in developing Blue Apron’s technology infrastructure and capabilities as our Chief Technology Officer. We wish both Brad and Ilia the best with their future pursuits.”

“Blue Apron has reached an important point in the company’s history, highlighted by a clear path towards adjusted EBITDA profitability and a sharpened focus on the strongest opportunities for the business, and the Board and I believe this is an appropriate time to transition to a new leader who can optimize for growth,” said Dickerson. “I am proud of the great things our team has accomplished and am confident that with Linda as CEO, Blue Apron will implement the appropriate strategies to create value for all of its stakeholders.”

Kozlowski serves on the Board of Directors and as a member of the Finance and Audit Committee of the Ralph Lauren Corporation, in addition to serving on the Board of Directors of Styleseat, Inc., an online platform for beauty and wellness professionals, and Dress for Success, a not-for-profit organization focused on empowering women. She received a Bachelor’s degree in Corporate Communications and Journalism from Elon College and a Master of Arts in Journalism and Public Relations from UNC-Chapel Hill.

Based on its current view of the business, Blue Apron also reaffirms its prior guidance of a significant improvement in net loss and achieving profitability on an adjusted EBITDA basis for the first quarter of 2019 and for full year 2019. Please refer to “Use of Non-GAAP Financial Information” below for further discussion of the Company’s use of non-GAAP measures.

First Quarter 2019 Earnings Call Details

Blue Apron plans to release its first quarter 2019 financial results prior to the opening of the U.S. financial markets on Tuesday, April 30, 2019. The release will be followed by a conference call and live webcast at 8:30 a.m., Eastern Time, during which the company will discuss its first quarter 2019 financial results, strategic initiatives and business outlook. The earnings conference call can be accessed by dialing 1-877-883-0383 or 1-412-902-6506, utilizing the conference ID 6871758. Alternatively, participants may access the live webcast on Blue Apron’s Investor Relations website at investors.blueapron.com.

A recording of the webcast will also be available on Blue Apron’s Investor Relations website at investors.blueapron.com following the conference call. Additionally, a replay of the conference call can be accessed until May 7, 2019 by dialing 1-877-344-7529 or 1-412-317-0088, utilizing the conference ID 10129338.

Forward-Looking Statements

This press release includes statements concerning Blue Apron Holdings, Inc. and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including guidance for first quarter 2019 and full year 2019. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. Blue Apron has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, revenue and/or expense adjustments identified in the course of the review of the company’s results for the quarter ended March 31, 2019; assumptions based on information available to management as of the date of this release which remains subject to the completion of normal quarter-end accounting procedures and adjustments, and which assumptions are subject to change; the company’s anticipated growth strategies, including its decision to prioritize customer segments within the direct-to-consumer business; risks resulting from the management transition, including, but not limited to, loss of institutional knowledge and expertise; the company’s ability to execute on its multi-product, multi-channel growth strategy; the company’s ability to achieve the benefits associated with, and mitigate the risks resulting from, the workforce reduction announced in November 2018 and transfer of production volume from its Arlington, Texas fulfillment center announced in January 2019; its ability to expand its product offerings, strategic partnerships and distribution channels; its ability to cost-effectively attract new customers, retain existing customers and increase the number of customers it serves; its amount of indebtedness and ability to fulfill its debt-related obligations; its ability to comply with the covenants in its revolving credit facility; seasonal trends in customer behavior; its expectations regarding, and the stability of, its supply chain; the size and growth of the markets for its product offerings and its ability to serve those markets; federal and state legal and regulatory developments; other anticipated trends and challenges in its business; and other risks more fully described in the company’s Annual Report on Form 10-K for the year ended December 31, 2018, and in other filings that the company may make with the SEC in the future. The company assumes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

This press release includes adjusted EBITDA, a non-GAAP financial measure, that is not prepared in accordance with, nor an alternative to, financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, adjusted EBITDA is not based on any standardized methodology prescribed by GAAP and is not necessarily comparable to similarly-titled measures presented by other companies.

The company defines adjusted EBITDA as net earnings (loss) before interest income (expense), net, other operating expense, other income (expense), net, benefit (provision) for income taxes and depreciation and amortization, adjusted to eliminate share-based compensation expense. The company presents adjusted EBITDA because it is a key measure used by the company’s management and board of directors to understand and evaluate the company’s operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the company believes that the exclusion of certain items in calculating adjusted EBITDA can produce a useful measure for period-to-period comparisons of the company’s business. Further, Blue Apron uses adjusted EBITDA to evaluate its operating performance and trends and make planning decisions, and it believes that adjusted EBITDA helps identify underlying trends in its business that could otherwise be masked by the effect of the items that company excludes. Accordingly, Blue Apron believes that adjusted EBITDA provides useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of the company’s past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in its financial and operational decision-making.

There are a number of limitations related to the use of adjusted EBITDA rather than net income (loss), which is the most directly comparable GAAP equivalent. Some of these limitations are:

•      adjusted EBITDA excludes share-based compensation expense, as share-based compensation expense has recently been, and will continue to be for the foreseeable future, a significant recurring expense for the company’s business and an important part of its compensation strategy;

•      adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future;

•      adjusted EBITDA excludes other operating expense, as other operating expense represents restructuring costs, primarily including severance and other costs;

•      adjusted EBITDA excludes other expense, as other expense represents a one-time loss on the extinguishment of convertible notes;

•      adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest, which reduces cash available to us;

•      adjusted EBITDA does not reflect income tax payments that reduce cash available to us; and

•      other companies, including companies in the company’s industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should be considered together with other operating and financial performance measures presented in accordance with GAAP. A reconciliation of certain forward-looking, non-GAAP measures referenced in this release are included on the company’s Investor Relations section of its website, located at investors.blueapron.com under “Events & Presentations.” A reconciliation of the company’s guidance of profitability on an adjusted EBITDA basis to net income (loss) for full year 2019 is not included because the information necessary to reconcile such guidance to GAAP for full year 2019 cannot be reasonably calculated at this time.

In addition, the company will be presenting certain guidance regarding future operating results, including forward-looking non-GAAP measures, on the company’s call and webcast on April 30, 2019. Reconciliations of these forward-looking non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP, to the extent available without unreasonable efforts, will be posted on the company’s Investor Relations section of its website, located at investors.blueapron.com under “Events and Presentations.”

About Blue Apron

Blue Apron’s mission is to make incredible home cooking accessible to everyone. Launched in 2012, Blue Apron is reimagining the way that food is produced, distributed, and consumed, and as a result, building a better food system that benefits consumers, food producers, and the planet. The company has developed an integrated ecosystem that enables the company to work in a direct, coordinated manner with farmers and artisans to deliver high-quality products to customers nationwide at compelling values.

Contact
Louise Ward
louise.ward@blueapron.com